As filed with the Securities and Exchange Commission on April 1, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	1040	20-5597115
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9604 Prototype Court

Reno, Nevada 89521

(775) 358-4455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott A. Caldwell

President and Chief Executive Officer

Allied Nevada Gold Corp.

9604 Prototype Court

Reno, Nevada 89521

(775) 358-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan K. Shapiro, Esq. Burns & Levinson LLP 125 Summer Street Boston, Massachusetts 02110 (617) 345-3000	Randal R. Jones, Esq. Dorsey & Whitney LLP U.S. Bank Centre 1420 Fifth Avenue, Suite 3400 Seattle, Washington 98101 (206) 903-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-148760

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	$4,500,000	$176.85

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price includes amounts attributable to shares that the underwriters may purchase to cover over-allotments, if any. Amounts converted from CDN$ to U.S.$ based on exchange rate on April 1, 2008 of CDN$1.00 = U.S.$0.9739.
(2)	The Registrant previously registered an aggregate $69,000,000 worth of its Common Stock on a Registration Statement on Form S-1 (File No. 333-148760) for which a filing fee of $2,711.70 was previously paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement on Form S-1 relates to the public offering of common stock of Allied Nevada Gold Corp. contemplated by the Registration Statement on Form S-1 (File No. 333-148760), as amended (the “Prior Registration Statement”), declared effective on April 1, 2008 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 1,620,840 shares, including 211,414 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

EXPLANATORY NOTE

PART II

Item 16. Exhibits and Financial Statement Schedules

SIGNATURES

EXHIBIT INDEX

EXHIBIT 5

EXHIBIT 23.1

EXHIBIT 23.2

EXHIBIT 23.3

i

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) All exhibits filed with Registration Statement No. 333-148760 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit Number	Description of Document

5	Opinion of Burns & Levinson LLP (including the consent of such firm) regarding the legality of the securities being offered

23.1	Consent of Burns & Levinson LLP (included as part of Exhibit 5 hereto)

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24	Powers of Attorney (see pages II-8 and II-9 of the Registrant’s Registration Statement on Form S-1, filed January 18, 2008 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Reno, Nevada, on April 1, 2008.

ALLIED NEVADA GOLD CORP.
Registrant

By:	/s/ SCOTT A. CALDWELL
Scott A. Caldwell
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. CALDWELL Scott A. Caldwell	President, Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2008

/S/ HAL D. KIRBY Hal D. Kirby	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2008

* Robert M. Buchan	Executive Chairman and Director	April 1, 2008

* W. Durand Eppler	Director	April 1, 2008

* John W. Ivany	Director	April 1, 2008

* Cameron A. Mingay	Director	April 1, 2008

* Terry M. Palmer	Director	April 1, 2008

Signature	Title	Date

* Carl Pescio	Director	April 1, 2008

* Michael B. Richings	Director	April 1, 2008

* D. Bruce Sinclair	Director	April 1, 2008

* Robert G. Wardell	Director	April 1, 2008

*By:	/S/ SCOTT A. CALDWELL
Scott A. Caldwell, as attorney-in-fact

Exhibit Number	Description of Document

5	Opinion of Burns & Levinson LLP (including the consent of such firm) regarding the legality of the securities being offered

23.1	Consent of Burns & Levinson LLP (included as part of Exhibit 5 hereto)

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24	Powers of Attorney (see pages II-8 and II-9 of the Registrant’s Registration Statement on Form S-1, filed January 18, 2008 and incorporated by reference herein)